Exhibit 99.1

NEWS RELEASE

July 25, 2024

HELMERICH & PAYNE ANNOUNCES AGREEMENT TO ACQUIRE KCA DEUTAG

•	Establishes H&P as a global leader in onshore drilling

•	Immediately accretive to cash flow and free cash flow per share

•	Enhances scale and diversification, now with leading positions in the U.S. and Middle East, the two most prominent oil and gas producing regions in the world

•	Increases H&P’s Middle East rig count(1) from 12 rigs to 88 rigs; positioning the Company as one of the largest rig providers in the Middle East market

•	Expects to maintain its high-quality investment grade credit rating

•	Adds complementary, asset-light global offshore management contract business and manufacturing and engineering operations in Europe and Middle East

•	H&P to host a conference call to discuss its fiscal third quarter results and transaction today at 7:30 a.m. CT

TULSA, Okla. and Aberdeen, United Kingdom - Helmerich & Payne, Inc. (NYSE: HP) (“H&P” or the “Company”) and KCA Deutag International Limited (“KCA Deutag”) today announced a definitive agreement under which H&P will acquire KCA Deutag for $1.9725 billion in cash.

KCA Deutag is a diverse global drilling company. The company has a significant land drilling presence in the Middle East, which represents approximately two-thirds of the company’s calendar year 2023 Operating EBITDA, with additional operations in South America, Europe and Africa. In addition to its land operations, KCA Deutag has asset-light offshore management contract operations in the North Sea, Angola, Azerbaijan and Canada, with super major customers and long-term earnings visibility through a robust backlog. KCA Deutag’s Kenera segment comprises manufacturing and engineering businesses, including Bentec, with three facilities serving the energy industry, representing a longer-term growth opportunity.

President and CEO of H&P, John Lindsay, commented, “This is a historic and transformative transaction for the Company, and we are excited about what this means for H&P’s future, as it accelerates our international expansion particularly in the Middle East and enhances the Company’s global leadership in onshore drilling solutions. KCA Deutag’s assets and operations will add resilient revenues, providing greater earnings visibility and cash flow generation. As a result, we expect to generate sizeable incremental cash flows and are confident this transaction will deliver near- and long-term growth and value creation for H&P shareholders.

News Release

July 25, 2024

“H&P has a history of having a thoughtful and managed approach to running and investing in the business and is well versed in the challenges brought about by crude oil and natural gas volatility. Our experience in the industry combined with a Middle East market poised for continued growth should be indicative of the importance and the compelling reasons for executing on this acquisition at this time. Acquiring KCA Deutag gives H&P immediate scale in core Middle East markets in a way that would be challenging to replicate organically. Furthermore, as there is very little geographic overlap, we view this transaction more than just acquiring assets, but rather acquiring operations with quality people.”

CEO of KCA Deutag, Joseph Elkhoury, also commented, “This announcement represents a significant milestone in the strategic transformation journey of KCA Deutag and delivers benefits to all stakeholders: our employees, customers, shareholders and the communities where we live and work. We look forward to joining H&P, combining the strengths of our people together with our geographical footprint, to create an organization with an unrivalled global network, service capability and technology offering. The size, scale and financial strength of the combined organization will provide a stable foundation for long-term growth and diversification to safeguard a sustainable and prosperous future for our people. With similar customer-centric cultures, focused on safety and delivering incident-free, quality services and innovative technology, we will leverage H&Ps operational processes and practices to accelerate efficiencies and optimize operational excellence for our customers. Once completed, this transaction is expected to deliver multiple growth opportunities for our people and customers while facilitating value realization for our investors.”

John Lindsay concluded, “As a combined company, we will maintain our shared customer-centric approach and safety focus. We look forward to welcoming KCA Deutag’s talented employees to the H&P family and working together to provide exceptional performance and value to customers across our global markets, now on a much larger scale.”

Compelling Strategic and Financial Benefits:

•	Accelerates international growth strategy, significantly increasing Middle East presence: This acquisition provides immediate and significant exposure to land operations in key markets in the Middle East, which generated a large majority (~70%) of KCA Deutag’s calendar year 2023 Operating EBITDA. Through the transaction, H&P will increase its Middle East rig count from 12(1) to 88 rigs, 71 of which are in Saudi Arabia, Oman and Kuwait. Based on award activity to date, the pro forma company would be one of the larger rig providers in the Middle East.

•	Enhances scale and diversification: With KCA Deutag, H&P will have a robust geographic and operational mix across the U.S. and international crude oil and natural gas markets and diversified geographical exposure in earnings and cash flow streams. The transaction adds a complementary asset-light offshore management contract business, primarily comprising 29 offshore platform rigs under management, and a manufacturing and engineering business with three facilities serving the energy industry. H&P expects this transaction to grow its international land operations from ~1%(2) on a standalone basis to ~19%(2) on a pro forma basis based on calendar year 2023 Operating EBITDA. Offshore operations are expected to grow from ~3%(2) on a standalone basis to ~7%(2) on a pro forma basis based on calendar year 2023 Operating EBITDA.

•	Strengthens cash flow and durability: The Middle East rig market is expected to continue to grow in the coming years. With an additional ~$5.5(3) billion contract backlog from KCA Deutag, supported by a blue-chip customer base, the Company will have highly resilient revenues and cash flow and increased earnings visibility. On a combined company basis, the last-twelve months (LTM) Operating EBITDA is
~ $1.2 billion.

News Release

July 25, 2024

•	Generates attractive returns: The transaction is expected to be immediately accretive to cash flow and free cash flow per share, and increasingly accretive thereafter, with double-digit free cash flow accretion expected as soon as 2025. Transaction returns are expected to exceed cost of capital by 2026.

•	Committed to balanced and sustainable financial practices and investor returns: H&P expects to maintain its high-quality investment grade credit rating with debt reduction a capital allocation priority for one to two years post-close. The focus will be on reducing the net-debt-to-Operating EBITDA ratio from 1.7x at close to at or below 1.0x. The Company intends to maintain its current base dividend and intends to pay the fourth and final installment of the fiscal 2024 supplemental dividend as declared on June 5, 2024. Thereafter, the Company does not anticipate providing a supplemental dividend during the near-term deleveraging period. As the Company reduces debt, it will continue to target select investment opportunities with strong return profiles and will consider additional opportunistic returns to shareholders beyond the base dividend through the several years following close.

•	Opportunity to realize synergies: Despite little geographic overlap, H&P expects to realize ~$25 million in run-rate synergies by 2026, driven primarily by reduction in overhead and procurement savings. H&P also expects to refinance KCA Deutag’s existing debt, which will enable the Company to reinvest in the acquired business at a lower cost of debt.

Transaction Details:

Under the terms of the agreement, which has been unanimously approved by the H&P Board of Directors, H&P will acquire KCA Deutag International Limited for $1.9725 billion in cash. The transaction is expected to close prior to calendar 2024 year end, subject to customary closing conditions and regulatory approvals.

The transaction will be funded with cash on hand and new borrowings. Given the Company’s projected cash flow generation and increased visibility with long-term contracts, H&P will be well positioned to quickly reduce debt utilizing pre-payable term loans, newly issued bonds with staggered maturities and strong cash flows. H&P expects to refinance KCA Deutag’s existing debt at a lower cost of capital.

Post-Close Operations:

Following the completion of the transaction, H&P will remain headquartered in Tulsa, Oklahoma, and John Lindsay will continue to serve as President and Chief Executive Officer and as a member of the H&P Board of Directors. There will be no changes to the existing H&P Board of Directors.

Upon closing the transaction, H&P expects to have three primary operating segments: North America Solutions, International Solutions, and Offshore Solutions. H&P’s North America Solutions segment will remain unchanged.

Conference Call and Webcast:

A conference call will be held on Thursday, July 25, 2024 at 7:30 a.m. (CT) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the transaction and the Company’s third quarter fiscal year 2024 results. Dial-in information for the conference call is (800) 343-4849 for domestic callers or (203) 518-9848 for international callers. The call access code is “Helmerich1”. You may also listen to the conference call by logging on to the Company’s website at http://www.helmerichpayne.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast and the accompanying presentation materials.

This conference call will replace the previously scheduled conference call scheduled for 10 a.m. CT today.

News Release

July 25, 2024

Advisors:

Morgan Stanley & Co. LLC acted as financial advisor to H&P, and Morgan Stanley Senior Funding, Inc. is providing committed financing to H&P for the transaction. Kirkland & Ellis LLP acted as legal advisor to H&P. Veriten has served as independent strategic advisor, and Joele Frank, Wilkinson Brimmer Katcher served as investor relations advisor to H&P. Moelis & Co and PJT Partners acted as financial advisors to KCA Deutag, and A&O Shearman acted as legal advisor.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. For more information, visit www.helmerichpayne.com.

About KCA Deutag

KCA Deutag is a leading drilling, engineering and technology partner in current and future global energy markets, delivering innovative solutions to ensure a secure, affordable and sustainable energy future. With over 135 years of experience our global network of operations spans 26 countries, where we employ approximately 11,000 people in our Land, Offshore and Kenera business units. We currently operate or own 167 drilling rigs across the Middle East, Europe, Africa, Caspian Sea, Latin America and Canada. For more information, visit www.kcadeutag.com.

(1)	H&P’s Middle East rig count is pro forma and includes 7 rigs that recently received tender awards to work in Saudi Arabia and are in the process of being prepared for operations and exported from the U.S.

(2)	Percentages of 2023 calendar year-end Operating EBITDA based upon operating segment contributions only and exclude corporate level amounts.

(3)	KCA Deutag’s backlog at May 1, 2024 included ~$3.8 billion in firm backlog and ~$1.7 billion in option backlog.

HP Contacts:

Dave Wilson, Vice President of Investor Relations

investor.relations@hpinc.com

(918) 588-5190

Media

Stephanie Higgins

Director of Communications

Stephanie.Higgins@hpinc.com

(918) 588-2670

News Release

July 25, 2024

Disclaimer:

This new release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this new release are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “continue,” or the negative thereof or similar terminology, and such include, but are not limited to, statements regarding the proposed acquisition (the “Acquisition”) by Helmerich & Payne, Inc. (“H&P” or the “Company”) of KCA Deutag International Limited (“KCAD”), the anticipated benefits (including synergies and cash flow and free cash flow accretion) of the Acquisition, the anticipated impact of the Acquisition on the Company’s business and future financial and operating results, the anticipated impact of the Acquisition and the related transactions on the Company’s credit ratings, the expected timing of the Acquisition, including the expected closing date of the Acquisition and the timing of expected synergies and returns from the Acquisition, statements regarding our ability to continue to pay dividends following the Acquisition, and statements regarding our future financial position, estimated revenues and losses, business strategy, projected costs, prospects and plans and objectives of management. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond our control and any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved. Factors that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements include, but are not limited to: our ability and the time required to consummate the Acquisition; our ability to achieve the strategic and other objectives relating to the proposed Acquisition; the risk that regulatory approvals for the Acquisition are not obtained or are obtained subject to conditions that are not anticipated; the risk that we are unable to integrate KCAD’s operations in a successful manner and in the expected time period; the volatility of future oil and natural gas prices; contracting of our rigs and actions by current or potential customers; the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil producing nations with respect to production levels or other matters related to the prices of oil and natural gas; changes in future levels of drilling activity and capital expenditures by our customers, whether as a result of global capital markets and liquidity, changes in prices of oil and natural gas or otherwise, which may cause us to idle or stack additional rigs, or increase our capital expenditures and the construction, upgrade or acquisition of rigs; the impact and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; changes in worldwide rig supply and demand, competition, or technology; possible cancellation, suspension, renegotiation or termination (with or without cause) of our contracts as a result of general or industry-specific economic conditions, mechanical difficulties, performance or other reasons; expansion and growth of our business and operations; our belief that the final outcome of our legal proceedings will not materially affect our financial results; the impact of federal and state legislative and regulatory actions and policies affecting our costs and increasing operating restrictions or delay and other adverse impacts on our business; environmental or other liabilities, risks, damages or losses, whether related to storms or hurricanes (including wreckage or debris removal), collisions, grounding, blowouts, fires, explosions, other accidents, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable; the impact of geopolitical developments and tensions, war and uncertainty involving or in the geographic region of oil-producing countries (including the ongoing armed conflicts between Russia and Ukraine and Israel and Hamas, and any related political or economic responses and counter-responses or otherwise by various global actors or the general effect on the global economy); global economic conditions, such as a general slowdown in the global economy, supply chain disruptions, inflationary pressures, currency fluctuations, and instability of financial institutions, and their impact on the Company; our financial condition and liquidity; tax matters, including our effective tax rates, tax positions, results of audits, changes in tax laws, treaties and regulations, tax assessments and liabilities for taxes; the occurrence of security incidents, including breaches of security, or other attack, destruction, alteration, corruption, or unauthorized access to our information technology systems or destruction, loss, alteration, corruption or misuse or unauthorized disclosure of or access to data; potential impacts on our business resulting from climate change, greenhouse gas regulations, and the impact of climate change related changes in the frequency and severity of weather patterns; potential long-lived asset impairments; and our sustainability strategy, including expectations, plans, or goals related to corporate responsibility, sustainability and environmental matters, and any related reputational risks as a result of execution of this strategy.

Additional factors that could cause actual results to differ materially from our expectations or results discussed in the forward-looking statements are disclosed in H&P’s 2023 Annual Report on Form 10-K, including under Part I, Item 1A— “Risk Factors” and Part II, Item 7— “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereof, as updated by subsequent reports (including the Company’s Quarterly Reports on Form 10-Q) we file with the Securities and Exchange Commission. All forward-looking statements included in this presentation and all subsequent written and oral forward-looking statements, express or implied, are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

News Release

July 25, 2024

Market & Industry Data:

The data included in this news release regarding the oil field services industry, including trends in the market and the Company's position and the position of its competitors within this industry, are based on the Company's estimates, which have been derived from management's knowledge and experience in the industry, and information obtained from customers, trade and business organizations, internal research, publicly-available information, industry publications and surveys and other contacts in the industry. The Company has also cited information compiled by industry publications, governmental agencies and publicly-available sources. Although the Company believes these third-party sources to be reliable, it has not independently verified the data obtained from these sources and it cannot assure you of the accuracy or completeness of the data. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain and the Company cannot assure you that it is accurate. Accordingly, you should not place undue weight on the industry and market share data presented in this news release.

We use our Investor Relations website at https://www.helmerichpayne.com/ as a channel of distribution for material company information. Such information is routinely posted and accessible at such site.

Use of Non-GAAP Financial Measures:

This news release contains certain financial measures that are not prepared in accordance with GAAP, including Operating EBITDA, net-debt-to-Operating EBITDA and Free Cash Flow.

•	Operating EBITDA is defined as Operating Income plus depreciation and amortization and excluding the impacts of select items. Select items are non-GAAP metrics and are excluded as they are deemed to be outside the Company’s core business operations.

•	Net-debt-to-Operating EBITDA is defined as total debt less cash and cash equivalents and short-term investments divided by Operating EBITDA.

•	Free Cash Flow is defined as net cash provided by/used in operating activities less capital expenditures.

We believe that Operating EBITDA, net-debt-to-Operating EBITDA and Free Cash Flow are useful measures to assess and understand the financial performance of the Company. These financial measures are not substitutes for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.